UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2024

SLR Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Park Avenue
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
(212)
993-1670
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SLRC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 16, 2024, SLR Investment Corp. (the “Company”) entered into Amendment No. 3 to its senior secured revolving credit agreement with Citibank, N.A., acting as administrative agent, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Citibank, N.A., JPMorgan Chase Bank, N.A., and Sumitomo Mitsui Banking Corporation, as joint lead bookrunners and joint lead arrangers (the “Amended Credit Facility”). In connection with this amendment, commitments under the Amended Credit Facility increased by $75 million to $763 million and a new lender was added. The Amended Credit Facility, among other things, extended the revolving period to August 16, 2028 and the final maturity date to August 16, 2029. The stated interest rate has also been amended to SOFR plus 1.75% to 1.875%, based on certain conditions related to the size of the borrowing base under the Amended Credit Facility.
Under the terms of the Amended Credit Facility, the Company has made certain customary representations and warranties, and is required to comply with various covenants, including leverage restrictions, reporting requirements and other customary requirements for similar credit facilities. The Amended Credit Facility also includes usual and customary events of default for credit facilities of this nature. Borrowing under the Amended Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.
The description above is only a summary of the material provisions of the Amended Credit Facility and is qualified in its entirety by reference to the Amended Credit Facility, which is filed as Exhibit 10.1 to this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Senior Secured Credit Agreement dated as of August 28, 2019 (as amended December 28, 2021, March 11, 2022, and August 16, 2024) among SLR Investment Corp., Citibank, N.A., as administrative agent, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Citibank, N.A., JPMorgan Chase Bank, N.A., and Sumitomo Mitsui Banking Corporation, as joint lead bookrunners and joint lead arrangers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLR Investment Corp.

Date: August 19, 2024	By:	/s/ Guy F. Talarico
Guy F. Talarico
Secretary